AMENDMENT NO. 2

                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated May 1, 1999, by and among AIM Variable Insurance Funds, a Delaware trust, Columbus Life Insurance Company, an Ohio life insurance company, and Touchstone Securities, Inc., is hereby amended as follows:

Section 2.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

                  2.3      APPLICABLE PRICE

                  (a) Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that LIFE COMPANY receives prior to the close of regular trading on the New York Stock Exchange (or such other time set by the Board for purposes of determining the current net asset value of a Fund in accordance with Rule 22c-1 under the 1940 Act) on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the orders. For purposes of this Section 2.3(a), LIFE COMPANY shall be the designated agent of AVIF for receipt of orders relating to Contract transactions, , in accordance with Section 22(c) and Rule 22c-1 under the 1940 Act, on each Business Day and receipt by such designated agent shall constitute receipt by AVIF; provided that AVIF receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day or such later time as computed in accordance with Section 2.1(b) hereof. In connection with this Section 2.3(a), LIFE COMPANY represents and warrants that it will not submit any order for Shares or engage in any practice, nor will it allow or suffer any person acting on its behalf to submit any order for Shares or engage in any practice, that would violate or cause a violation of applicable law or regulation including, without limitation Section 22 of the 1940 Act and the rules thereunder.

                      (b) All other Share purchases and redemptions by LIFE COMPANY will be effected at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the order therefor, and such orders will be irrevocable.

                  (c) Without limiting the scope or effect of Section 1.1 hereof, pursuant to which the Board may reject a Share purchase order by or on behalf of LIFE COMPANY under the circumstances described therein, LIFE COMPANY and UNDERWRITER agree to cooperate with the Fund and AIM to prevent any person exercising, or purporting to exercise, rights or privileges under one or more Contracts (including, but not limited to Contract owners, annuitants, insureds or participants, as the case may be (collectively, "Participants")) from engaging in any trading practices in any Fund that the Board or AIM determines, in good faith and in their sole discretion, to be detrimental or potentially detrimental to the other shareholders of the Fund, or to be in contravention of any applicable law or regulation including, without limitation, Section 22 of the 1940 Act and the rules thereunder. Such cooperation may include, but shall not be limited to, identifying the person or persons engaging in such trading practices, facilitating the imposition of any applicable redemption fee on such person or persons, limiting the telephonic or electronic trading privileges of such person or persons, and taking such other remedial steps, all to the extent permitted or required by applicable law.


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

Section 6.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

                  6.3      FUNDS TO REMAIN AVAILABLE

                  Notwithstanding any termination of this Agreement by LIFE COMPANY, AVIF will, at the option of LIFE COMPANY, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless AIM or the Board determines that doing so would not serve the best interests of the shareholders of the affected Funds or would be inconsistent with applicable law or regulation. Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any (i) terminations under Section 5 and the effect of such terminations will be governed by Section 5 of this Agreement or
         (ii) any rejected purchase and/or redemption order as described in
         Section 2.3(c) hereof.

Section 21 is hereby added to the Agreement:

                            SECTION 21. FORCE MAJEURE

                  Each Party shall be excused from the performance of any of its obligations to the other where such nonperformance is occasioned by any event beyond its control which shall include, without limitation, any applicable order, rule or regulation of any federal, state or local body, agency or instrumentality with jurisdiction, work stoppage, accident, natural disaster, war, acts of terrorism or civil disorder, provided that the Party so excused shall use all reasonable efforts to minimize its nonperformance and overcome, remedy, cure or remove such event as soon as is reasonably practicable, and such performance shall be excused only for so long as, in any given case, the force or circumstances making performance impossible shall exist.


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


Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

                             SERIES I AND II SHARES

AIM V.I. Aggressive Growth Fund          INVESCO VIF - Core Equity Fund (name will change to AIM
AIM V.I. Balanced Fund                   V.I. Core Stock Fund effective October 15, 2004)
AIM V.I. BASIC VALUE FUND                INVESCO VIF - Dynamics Fund (name will change to AIM V.I.
AIM V.I. Blue Chip Fund                  Dynamics Fund effective October 15, 2004)
AIM V.I. CAPITAL APPRECIATION FUND       INVESCO VIF - Financial Services Fund (name will change
AIM V.I. Capital Development Fund        to AIM V.I. Financial Services Fund effective October 15,
AIM V.I. Core Equity Fund                2004)
AIM V.I. Dent Demographic Trends Fund    INVESCO VIF - Health Sciences Fund(name will change to
AIM V.I. Diversified Income Fund         AIM V.I. Health Sciences Fund effective October 15, 2004)
AIM V.I. GOVERNMENT SECURITIES FUND      INVESCO VIF - Leisure Fund (name will change to AIM V.I.
AIM V.I. GROWTH FUND1                    Leisure Fund effective October 15, 2004)
AIM V.I. High Yield Fund1                INVESCO VIF - Small Company Growth Fund (name will change
AIM V.I. International Growth Fund       to AIM V.I. Small Company Growth Fund effective October
AIM V.I. Large Cap Growth Fund           15, 2004)
AIM V.I. Mid Cap Core Equity Fund        INVESCO VIF - Technology Fund1 (name will change to AIM
AIM V.I. Money Market Fund               V.I. Technology Fund effective October 15, 2004)
AIM V.I. PREMIER EQUITY FUND             INVESCO VIF - Total Return Fund (name will change to AIM
AIM V.I. Real Estate Fund2               V.I. Total Return Fund effective October 15, 2004)
AIM V.I. Small Cap Equity Fund           INVESCO VIF - Utilities Fund (name will change to AIM
                                         V.I. Utilities Fund effective October 15, 2004)

1 Effective April 30, 2004, AIM V.I. Growth Fund acquired the assets of INVESCO VIF - Growth Fund; AIM V.I. High Yield Fund acquired the assets of INVESCO VIF - High Yield Fund; and INVESCO VIF - Technology Fund acquired the assets of AIM V.I. New Technology Fund and INVESCO VIF -
     Telecommunications Fund.

2    Formerly, INVESCO VIF - Real Estate Opportunities Fund

SEPARATE ACCOUNT(S) UTILIZING THE FUND(S)

o        Columbus Life Insurance Company Separate Account 1

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

o        Columbus Life Variable Universal Life
o        Pinnacle Variable Universal Life
o        Pinnacle II Variable Universal Life (effective May 1, 2005)
o        Legacy Survivorship Variable Universal Life


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

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date:  April 30, 2004


                                          AIM VARIABLE INSURANCE FUNDS

Attest:                                   By:
        ------------------------------             -----------------------------

Name: Jim A. Coppedge                     Name:  Robert H. Graham

Title:  Assistant Secretary               Title:   President

                                          COLUMBUS LIFE INSURANCE COMPANY

Attest:                                   By:
        ------------------------------             -----------------------------

Name:                                     Name:
      --------------------------------             -----------------------------

Title:                                    Title:
         -----------------------------             -----------------------------


                                          TOUCHSTONE SECURITIES, INC.

Attest:                                   By:
        ------------------------------             -----------------------------

Name:                                     Name:
      --------------------------------             -----------------------------

Title:                                    Title:
         -----------------------------             -----------------------------

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